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                                                                  EXHIBIT 99.14A

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-4 (the "N-14 Registration Statement") of our report dated February 24, 1999, relating to the December 31, 1998 financial statements and financial highlights of Salomon Brothers Cash Management Fund, Salomon Brothers New York Municipal Money Market Fund, Salomon Brothers New York Municipal Bond Fund, Salomon Brothers National Intermediate Municipal Fund, Solomon Brothers U.S. Government Income Fund, Salomon Brothers High Yield Bond Fund, Salomon Brothers Strategic Bond Fund, Solomon Brothers Total Return Fund, Salomon Brothers Asia Growth Fund and Salomon Brothers Small Cap Growth Fund (ten of the portfolios constituting Salomon Brothers Series Funds Inc), Salomon Brothers Investors Fund Inc, and Salomon Brothers Capital Fund Inc, which is also incorporated by reference into the N-14 Registration Statement. We also consent to the incorporation by reference of our report dated February 23, 1998, relating to the December 31, 1997 financial statements and financial highlights of the Salomon Brothers Series Funds Inc, Salomon Brothers Investors Fund Inc and Salomon Brothers Capital Fund Inc, in the Prospectus and Statement of Additional Information of Post Effective Amendment No. 28 to the Registration Statement on Form N-1A of Salomon Brothers Series Fund Inc (the "N-1A Registration Statement"), which are incorporated by references into the N-1A Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in the Prospectus/Proxy Statement of the N-1A Registration Statement and in the Prospectus of the N-1A Registration Statement.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York, 10036
March 31, 1999

/s/ PricewaterhouseCoopers LLP